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                                                                   EXHIBIT 21.1


                       SUBSIDIARIES OF TOWER GROUP, INC.

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NAME                                     JURISDICTION OF INCORPORATION         PARENT         PERCENTAGE OWNERSHIP
-------------------------------------    -----------------------------    -----------------   --------------------
Tower Insurance Company of New York                 New York              Tower Group, Inc.           100%
Tower Risk Management Corp.                         New York              Tower Group, Inc.           100%
Tower National Insurance Company                 Massachusetts            Tower Group, Inc.           100%
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